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                                                                     EXHIBIT 2.7

                       STATE OF NEVADA ARTICLES OF MERGER


Pursuant to the Nevada Revised Statues, the undersigned corporation executed the following Articles of Merger:


FIRST: The name of the surviving corporation is PAN International Gaming, Inc., a Nevada corporation, and the name of the corporation being merged into this surviving corporation is PAN Environmental Corporation, a Delaware corporation.


SECOND: A Merger Agreement has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.


THIRD: The plan was approved by the unanimous consent of the shareholders of PAN International Gaming, Inc. The plan was approved by 3,591,117 shares out of 4,617,992 shares eligible to vote of PAN Environmental Corporation.


FOURTH: The Articles of Incorporation of the surviving corporation shall be its Articles of Incorporation.


FIFTH: The Agreement of Merger is on file at 19239 Aurora Avenue North, Shoreline, Washington 98133, the place of business of the surviving corporation.


SIXTH: The merger is to become effective upon filing of these Articles of Merger.


SEVENTH: A copy of the Merger Agreement will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.


IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 29th day of December, A.D., 1998.



                                         By /s/ JUDY MORTON JOHNSTON
                                            ------------------------------------
                                            Judy Morton Johnston,
                                            Assistant Secretary

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                                            PAN INTERNATIONAL GAMING, INC.



/s/ CLIFFORD M. JOHNSTON               By /s/ JERRY CORNWELL
----------------------------------        --------------------------------------
Attest                                    Jerry Cornwell, President


STATE OF WASHINGTON   )
                      ) ss
COUNTY OF SNOHOMISH   )

        On this 29th day of December, 1998, before me personally came Jerry Cornwell, to me known, who being by me duly sworn, did depose and say that he is the President of PAN International Gaming, Inc., the Corporation described in and which executed the foregoing instrument, and that he signed his name thereto by order of the board of directors of said Corporation.

                                          /s/ PAULETTE HART
  PAULETTE HART                           -----------------------------------
  NOTARY PUBLIC                           NOTARY PUBLIC, in and for the State of
STATE OF WASHINGTON                       Washington, residing at Kenmore, WA
COMMISSION EXPIRES                        My Commission expires: 10/29/99
OCTOBER 29, 1999